SCHEDULE 14A
                     Information Required In Proxy Statement
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant      |X|
Filed by a Party other than the Registrant     |_|
Check the appropriate box:
|_|  Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Ag-Chem Equipment Co., Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                       N/A
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     |X|  No fee required.
     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

                                       N/A
--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transactions applies:

                                       N/A
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                                       N/A
--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

                                       N/A
--------------------------------------------------------------------------------

     (5)  Total fee paid:

                                       N/A
--------------------------------------------------------------------------------

     |_|  Fee paid previously with preliminary materials.
     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

                                       N/A
--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

                                       N/A
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     (4)  Date Filed:

                                       N/A
--------------------------------------------------------------------------------

                           AG-CHEM EQUIPMENT CO., INC.

                                                                February 3, 2000


TO: THE SHAREHOLDERS OF AG-CHEM EQUIPMENT CO., INC.

         You are cordially invited to attend the Annual Meeting of Shareholders of Ag-Chem Equipment Co., Inc. to be held on Monday, March 6, 2000, at 3:00 p.m., local time, at the Company's offices, located at 5720 Smetana Drive, Minnetonka, Minnesota. I encourage you to attend. Whether or not you plan to attend the meeting, I urge you to complete and sign the accompanying form of Proxy and return it in the enclosed envelope. Also attached for your review are the formal Notice of Meeting and Proxy Statement.

         On behalf of your Board of Directors and employees, thank you for your continued support of Ag-Chem Equipment Co., Inc.

                                       Very truly yours,



                                       Alvin E. McQuinn,
                                       CHAIRMAN OF THE BOARD AND CEO

                           AG-CHEM EQUIPMENT CO., INC.
                               5720 Smetana Drive
                           Minnetonka, Minnesota 55343

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                                  MARCH 6, 2000


TO:      The Shareholders of Ag-Chem Equipment Co., Inc.:

         The Annual Meeting of Shareholders of Ag-Chem Equipment Co., Inc. (the "Company") will be held on Monday, March 6, 2000 at 3:00 p.m., local time, at the Company's offices, located at 5720 Smetana Drive, Minnetonka, Minnesota.

         The items of business are:

         1. To elect eight directors to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified;
         2. To consider and act upon a proposal to ratify the appointment of KPMG LLP as independent certified public accountants of the Company for the fiscal year ending September 30, 2000; and
         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only shareholders of record as shown on the books of the Company at the close of business on January 6, 2000 will be entitled to vote at the meeting and any adjournment thereof.

         THIS NOTICE, THE PROXY STATEMENT, AND THE ENCLOSED FORM OF PROXY ARE SENT TO YOU BY ORDER OF THE BOARD OF DIRECTORS.




                                       Robert L. Hoffman,
                                       SECRETARY

Date:  February 3, 2000
Minnetonka, Minnesota

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR FORM OF PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                           AG-CHEM EQUIPMENT CO., INC.
                               5720 Smetana Drive
                           Minnetonka, Minnesota 55343

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                  MARCH 6, 2000

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS


         This Proxy Statement is furnished to the record holders of shares of Common Stock of Ag-Chem Equipment Co., Inc. ("Ag-Chem" or the "Company"), a Minnesota corporation, as of the close of business on January 6, 2000, by order of the Board of Directors. This Proxy Statement is furnished in connection with the proxy solicitation by the Board of Directors for the Annual Meeting of Shareholders to be held on Monday, March 6, 2000, at 3:00 p.m., local time, at the Company's offices, located at 5720 Smetana Drive, Minnetonka, Minnesota. A shareholder giving a Proxy may revoke it at any time prior to the commencement of the Annual Meeting of Shareholders by filing written notice of the termination of the appointment with an officer of the Company, by attending the Annual Meeting of Shareholders and voting in person, or by filing a new written appointment of a proxy with an officer of the Company. This Proxy Statement is expected to be first mailed to shareholders on or about February 3, 2000.

         The Annual Meeting of Shareholders has been called for the purpose of electing eight directors for a one-year term and ratifying the appointment of KPMG LLP as the Company's independent certified public accountants for the fiscal year ending September 30, 2000. All properly executed Proxies received prior to commencement of the meeting will be voted at the meeting. If a shareholder directs how a Proxy is to be voted with respect to the business coming before the meeting, the Proxy will be voted in accordance with the shareholder's directions. If a shareholder does not direct how a Proxy is to be voted, it will be voted FOR electing management's nominees as members of the Company's Board of Directors and FOR ratifying the appointment by the Board of Directors of KPMG LLP as the Company's independent certified public accountants for the fiscal year ending September 30, 2000.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         At the close of business on January 6, 2000, the record date for the Annual Meeting of Shareholders, there were 9,591,868 shares of Common Stock outstanding. The Company's only authorized and outstanding class of stock is Common Stock. Each share of Common Stock is entitled to one vote on each matter properly coming before the meeting. Cumulative voting for directors is not permitted. Abstentions and broker non-votes (brokers failing to vote shares of the Company's Common Stock held in nominee name for customers by proxy) will be treated as present at the meeting for purposes of determining the existence of a quorum. With respect to any matter brought to a vote at the meeting, abstentions will be treated as shares entitled to vote and broker non-votes will be treated as shares not entitled to vote.

         A list of those shareholders entitled to vote at the Annual Meeting of Shareholders will be available for a period of ten days prior to the meeting for examination by any shareholder at the Company's principal executive offices, 5720 Smetana Drive, Minnetonka, Minnesota, and will also be available at the Annual Meeting of Shareholders.

                              ELECTION OF DIRECTORS

                                  (PROPOSAL #1)

         The Bylaws of the Company provide that at each annual meeting the shareholders shall determine the number of directors for the ensuing year; provided, however, that the number may be increased by resolution of the Board of Directors. The Board of Directors recommends that the nominees named below be elected. Each Director is elected to serve a one-year term. Directors being elected at this Annual Meeting of Shareholders will serve until the next Annual Meeting of Shareholders, or until their successors have been duly elected and qualified.

         The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy at the meeting and entitled to vote is required for approval of the proposal to elect directors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTING THE NOMINEES FOR DIRECTOR SET FORTH BELOW.

         All nominees have consented to serve if elected, but if any becomes unable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee. The name, age, offices held with the Company, initial year of service as a director and description of business experience for each nominee are as follows:

                                                                        Director
Name                           Age     Company Position                  Since
----                           ---     ----------------                 --------

Alvin E. McQuinn                68     Chairman of the Board, Chief       1963
                                        Executive Officer and Director

Donald D. Pottinger             57     President and Director             1998

John C. Retherford              48     Senior Vice President, Chief       1987
                                        Financial Officer and Director

Mary M. Jetland                 38     Senior Vice President, Advanced    1994
                                        Technology and Manufacturing
                                        and Director

Robert L. Hoffman(1)            71     Secretary and Director             1963

G. Waddy Garrett(1)(2)          58     Director                           1983

A.J. (Al) Giese(2)              51     Director                           1996

DeWalt J. Willard, Jr.(1)(2)    68     Director                           1998

--------------------------------------
(1)  Member of the Audit Committee.
(2)  Member of the Compensation Committee.


                                       2.

         ALVIN E. MCQUINN has served as a Director and as Chairman of the Board since 1963. He has served as Chief Executive Officer since 1976. From 1963 to 1976, and from 1988 to July 1997, Mr. McQuinn served as the Company's President. Mr. McQuinn serves as President, Chief Executive Officer and a Director of Lor*Al Products, Inc., Ag-Chem Sales Co., Inc., Ag-Chem Equipment Canada, Ltd. and Ag-Chem Equipment International Inc., as Chairman and Chief Executive Officer of Ag-Chem Manufacturing Co., Inc., and as a Supervisory Director of Ag-Chem Europe B.V., all of which are subsidiaries of the Company. Mr. McQuinn is the father of Mary M. Jetland.

         DONALD D. POTTINGER has served as President of the Company since July 1997. From April 1996 to June 1997, Mr. Pottinger served as the Company's Vice President of Sales, North America. From November 1994 to March 1996, Mr. Pottinger was President and Chief Executive Officer of Hickson Kerley, Inc., a fertilizer company based in Phoenix, Arizona. From January 1994 to November 1994, he worked as an independent consultant with small and mid-sized agricultural and environmental companies. From 1992 to 1994, he was President of the Minerals and Chemical Group of the J.R. Simplot Company, a diversified mining, manufacturing and marketing organization based in Pocatello, Idaho.

         JOHN C. RETHERFORD has served as Senior Vice President and Chief Financial Officer since March 1994, as Vice President of Finance from 1986 to March 1994 and as a Director since 1987. Mr. Retherford is also a Director and Vice President of Lor*Al Products, Inc., Ag-Chem Manufacturing Co., Inc., Ag-Chem Sales Co., Inc., Ag-Chem Equipment Canada, Ltd. and Ag-Chem Equipment International Inc., and a Supervisory Director of Ag-Chem Europe B.V.

         MARY M. JETLAND has served as Senior Vice President, Advanced Technology and Manufacturing since November 1998 and as a Director of the Company since February 1994. Ms. Jetland served as Vice President, Site Specific Products from July 1998 to November 1998, as Vice President of Manufacturing from March 1995 to November 1998, and as Vice President of Corporate Services from February 1994 to July 1998. From 1989 to February 1994, she served as the Manager of Corporate Services of the Company. Ms. Jetland is also President and a Director of Ag-Chem Manufacturing Co., Inc. Ms. Jetland is the daughter of Alvin E. McQuinn.

         ROBERT L. HOFFMAN has served as a Director and the Secretary of the Company since 1963. Since 1958, Mr. Hoffman has been an attorney with, and a shareholder of, the law firm of Larkin, Hoffman, Daly & Lindgren, Ltd., based in Bloomington, Minnesota. He is also a Director of WAM!NET Inc., a public reporting company based in Bloomington, Minnesota, engaged in the business of high-speed data transportation.

         G. WADDY GARRETT has served as a Director of the Company since 1983. Since 1978, he has served as the Chief Executive Officer and Chairman of the Board of Alliance Agronomics, Inc., a Mechanicsville, Virginia holding company consisting of various companies engaged in manufacturing, distribution and the custom application of fertilizer. Mr. Garrett is also a Director of Reed Jewelers, Inc., Willard Agri-Services of Frederick, Inc., located in Frederick, Maryland, and County Bank of Chesterfield, as well as a publicly-held commercial printing company, Cadmus Communications Corporation, located in Richmond, Virginia.

         A.J. (AL) GIESE has been a Director of the Company since 1996. Since March 1998, Mr. Giese has served as President of Cenex/Land O'Lakes Agronomy Company, a major marketer of crop inputs, located in St. Paul, Minnesota. From 1980 to 1998, Mr. Giese served as Vice President and Senior Vice President. Mr. Giese is a member of the Board of Directors and serves on the Executive Committee of


                                       3.

The Fertilizer Institute, Washington, D.C., an industry trade association representing approximately 90 percent of domestic fertilizer producers, manufacturers, retailers, trading firms and equipment manufacturers. Mr. Giese also is a member of the Board of Directors of the International Fertilizer Development Center, Muscle Shoals, Alabama.

         DEWALT J. WILLARD, JR. has been a Director of the Company since December 1998. Since 1970, Mr. Willard has been a director and executive officer of multiple business entities, located in the Eastern part of the United States, including Willard Agri-Service of Frederick, Inc., located in Frederick, Maryland and Willard Agri-Service of Lynch, Inc., located in Lynch, Maryland, which are retail fertilizer and pesticide suppliers; Willard Distribution Co., Inc., located in Frederick, Maryland, a wholesale fertilizer dealer; and AgVenture LLC, an agricultural data processing company located in Frederick, Maryland. In addition, Mr. Willard is a director and executive officer of five retail automobile dealerships and three commercial real estate management firms. Mr. Willard is a director of FCNB Bank, a publicly-held banking entity located in Frederick, Maryland, and serves on numerous other private company, hospital, association and non-profit boards of directors.

                       MEETINGS OF THE BOARD OF DIRECTORS

         During the fiscal year ended September 30, 1999, the Board of Directors held five meetings and took action by unanimous written consent on three occasions. None of the members of the Board of Directors proposed for re-election attended less than 75% of the meetings of the Board of Directors and Committees of the Board of Directors held during the period in which they served as a director in the fiscal year ended September 30, 1999.

                      COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors has appointed two standing committees: (i) the Audit Committee and (ii) the Compensation Committee.

         The purpose of the Audit Committee is to recommend the appointment of the Company's independent certified public accountants, review the scope of the audit, examine the auditors' reports, make appropriate recommendations to the Board of Directors as a result of such review and examination and make inquiries into the effectiveness of the financial and accounting functions and controls of the Company. The Audit Committee held two meetings during the fiscal year ended September 30, 1999.

         The Compensation Committee is responsible for considering, negotiating, establishing and modifying the compensation of the officers of the Company. Its recommendations are subject to approval of the Board of Directors. The Compensation Committee held one meeting during the fiscal year ended September 30, 1999.

      REPORTING UNDER SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires executive officers and directors of the Company, and persons who beneficially own more than 10 percent of the Company's outstanding shares of Common Stock, to file initial reports of ownership and reports of changes in ownership of securities of the Company with the Securities and Exchange Commission ("SEC"). Officers, directors and persons owning more than 10 percent of the Company's outstanding Common Stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms filed. Based solely on a review of the copies of such reports and amendments thereto furnished to


                                       4.

or obtained by the Company or written representations that no other reports were required, the Company believes that during the fiscal year ended September 30, 1999, all filing requirements applicable to its directors, officers or beneficial owners of more than 10 percent of the Company's outstanding shares of Common Stock were complied with.

                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation earned for services rendered in all capacities to the Company during the Company's fiscal years ended September 30, 1997, 1998 and 1999 by Alvin E. McQuinn, Chairman of the Board and Chief Executive Officer, Donald D. Pottinger, President, John C. Retherford, Senior Vice President and Chief Financial Officer, and Mary M. Jetland, Senior Vice President, Advanced Technology and Manufacturing. The Company has no other executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                        Long-Term
                                                Annual Compensation                   Compensation
                                     -------------------------------------------   ------------------
                                                                                       Securities
             Name and                                             Other Annual         Underlying
        Principal Position           Year    Salary      Bonus   Compensation(1)       Options(2)
----------------------------------  ------   --------   ------   ---------------   ------------------
                                               ($)       ($)           ($)                 (#)
Alvin E. McQuinn                     1999     337,700        0             0               n/a
   Chairman of the Board and         1998     331,000        0             0               n/a
   Chief Executive Officer           1997     318,000   50,000        66,780               n/a

Donald D. Pottinger                  1999     204,000        0             0              4,000
   President                         1998     200,000        0             0               n/a
                                     1997     130,000   50,000        27,300               n/a

John C. Retherford                   1999     153,000        0             0              4,000
   Senior Vice President             1998     150,000        0             0               n/a
   and Chief Financial Officer       1997     138,000   40,000        28,980               n/a

Mary M. Jetland                      1999     127,500        0             0              4,000
   Senior Vice President, Advanced   1998     120,000        0             0               n/a
   Technology and Manufacturing      1997     103,000   25,000        18,025               n/a

----------------------------------

(1) Represents profit sharing contributions made by the Company on the executive officer's behalf.

(2) Represents the number of phantom shares granted, effective December 1, 1998, to the named executive officer pursuant to the Ag-Chem Equipment Co., Inc. Key Employee Phantom Stock Bonus Plan.


                                       5.

        OPTION/SAR GRANTS DURING THE FISCAL YEAR ENDED SEPTEMBER 30, 1999

                                                                         Potential Realizable Value at
                                                                            Assumed Annual Rates of
                                                                            Stock Appreciation for
                                     Individual Grants                    Phantom Stock Grant Term(2)
                     -------------------------------------------------   -----------------------------
                     Number of      Percent of
                     Securities    Total Grants
                     Underlying    to Employees     Base    Expiration
       Name          Grants(1)    in Fiscal Year    Price      Date           5%               10%
-------------------  ----------   --------------  --------  ----------   -----------       -----------
                        (#)             (%)            ($)                     ($)             ($)
Alvin E. McQuinn          0             n/a           n/a        n/a           n/a             n/a

Donald D. Pottinger     4,000           3.7       11 15/16   11/30/01           0              842

John C. Retherford      4,000           3.7       11 15/16   11/30/01           0              842

Mary M. Jetland         4,000           3.7       11 15/16   11/30/01           0              842

---------------------------------
(1) The Company adopted the Ag-Chem Equipment Co., Inc. 1998 Key Employee Phantom Stock Bonus Plan (the "Plan") effective December 1, 1998. Under the Plan, a number of employees were granted "phantom shares." Such phantom shares do not represent shares of the Company's common stock. Instead, phantom shares are a method of calculating potential bonus payments to such employees. All phantom shares will be redeemed on November 30, 2001 if not sooner called. On the redemption date, the Company is required to make a cash payment to the employee equal to the difference between the grant price and the price of shares on the date of redemption. If the market price on the date of redemption is lower than the grant price, no cash payment shall be made. If the price of the Company's common stock reaches $31 15/16, the Company has the right to call and redeem the phantom shares at that time. The determination whether to call such phantom shares early will be made solely by the Compensation Committee of the Board of Directors. Under the Plan, if a participant's employment is terminated, all rights under the Plan are forfeited unless such termination is the result of death or permanent total disability, in which case the participant or his/her estate will receive a cash payment based upon the market price of the Company's common stock on the date of death or permanent total disability.

(2) Based upon increases in the market price for the Company's common stock at the assumed rates from September 30, 1999, the Company's fiscal year end. At such date, the price of the Company's common stock was $9 7/8.

 AGGREGATE OPTION/SAR EXERCISES IN THE FISCAL YEAR ENDED SEPTEMBER 30, 1999 AND
                     OPTION/SAR VALUES AT SEPTEMBER 30, 1999

                                                               Number of Shares      Value of Unexercised In-the-
                      Shares Acquired on                    Underlying Unexercised       Money Options/SARS at
      Name                 Exercise        Value Realized     Options at FY-End               FY-End(1)
-------------------   ------------------   --------------   ----------------------   ----------------------------
                            (#)                ($)                    (#)                        ($)
Alvin E. McQuinn            n/a                n/a                    n/a                        n/a
Donald D. Pottinger         n/a                n/a                   4,000                        0
John C. Retherford          n/a                n/a                   4,000                        0
Mary M. Jetland             n/a                n/a                   4,000                        0

---------------------------------
(1) All of the phantom shares have no value give that the market price of the Company's common stock was less than the base price of the phantom stock grant as of September 30, 1999.


                                       6.

                            COMPENSATION OF DIRECTORS

         During the fiscal year ended September 30, 1999, the Company paid each non-employee director a fee of $3,000 per meeting of the Board of Directors and $500 per committee meeting. In addition, the Company paid each non-employee director an annual retainer of $6,000.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee (the "Committee") has responsibility for all elements of compensation of Ag-Chem officers, including the executive officers named in the Summary Compensation Table. These elements consist of base salary, profit sharing and incentive bonus. The Committee is also responsible for setting the profit threshold for the Company's Profit Sharing Plan. During the fiscal year ended September 30, 1999, the Committee was comprised of three outside directors, G. Waddy Garrett, A.J. (Al) Giese and DeWalt J. Willard, Jr., who were not officers or employees of Ag-Chem or its subsidiaries and who were not eligible to participate in any of the plans or programs that the Committee administers. The Committee makes recommendations on compensation issues which are subject to the approval of the Board of Directors.

Compensation Philosophy

         The Company has a "pay for performance" philosophy for its management employees including officers. Compensation is dependent upon the annual and long-term financial performance of the Company, as well as long-term shareholder return. The Committee has established programs to provide a total compensation package that will attract highly qualified personnel to Ag-Chem, motivate individuals to perform at optimum levels, reward outstanding individual performance and retain valuable employees. The Company's compensation plans can provide significant cash incentives to the Company's management.

Base Salary and Incentive Bonus

         Salaries of the Company's management employees are based in part on the compensation practices of other companies. The Committee has an independent consulting firm review the total compensation of the officers to assess the competitiveness of the Company's compensation program. The Company compares itself to similarly-sized manufacturing companies located in the Midwest Region of the United States. There are currently thirteen companies in this comparison group, which is subject to change as the result of developments in the business of the Company or the companies in the comparison group. The Company's most direct competitors for executive personnel are not necessarily the companies that would be included in a peer group established to compare shareholder returns. Thus, the compensation peer group is not the same as the peer group utilized in the Comparative Stock Performance Graph included in this Proxy Statement. Salaries established by the Committee are also based on the officer's scope of responsibilities, level of experience and individual performance. Officers have an annual incentive bonus opportunity with awards based on overall performance of the Company. The purpose of this incentive is to maintain a strong correlation between annual pay and overall Company financial results.


                                       7.

Profit Sharing

         The purpose of the Company's Profit Sharing Plan is to encourage employees to work in a manner, and suggest ideas, that will increase Company profit. Profit sharing compensation varies and is based on pre-tax profits. If the Company obtains an acceptable profit level (the "threshold"), then the Company pays profit sharing compensation to all eligible employees. The Committee annually sets the profit threshold for the Company and its subsidiaries. Any increase in the threshold is based on the net income of the previous year.

Compensation of the Chairman and Chief Executive Officer

         The compensation of Alvin E. McQuinn, Chairman of the Board and Chief Executive Officer, is determined by the same process used for the other officers of the Company. The only difference is that a higher portion of Mr. McQuinn's total compensation is variable and at risk by being tied to the Company's performance. The compensation paid to Mr. McQuinn is also based on subjective non-financial Company performance measures which include continued growth, customer satisfaction, management succession and overall quality of the Company.

         In the fiscal year ended September 30, 1999, Mr. McQuinn received a base salary of $337,700, with no discretionary bonus or profit sharing contribution. Such determination was made by the Compensation Committee and approved by the Company's Board of Directors. The determination not to pay Mr. McQuinn a bonus under the Chairman's Annual Performance Incentive Plan was based on the financial performance of the Company and was made by an independent consulting firm engaged by the Company to evaluate compensation paid to other chief executive officers in the Company's industry and to make recommendations regarding compensation.

Discussion of Corporate Tax Deduction on Compensation in Excess of $1,000,000 Per Year

         As part of its responsibilities, the Committee reviews certain measures of performance for the Company's Chairman of the Board and Chief Executive Officer that it believes are critical to the overall performance of the Company. Certain measures of performance, such as succession planning and strategic planning, are vital to the long-term performance of the Company. Section 162(m) of the Internal Revenue Code of 1986 (the "Code") prohibits the Company from deducting as compensation expense, amounts exceeding $1,000,000 per year for certain officers, unless the payment of such compensation is based on pre-established objective performance goals approved by the Company's shareholders. A significant portion of the Chairman of the Board and Chief Executive Officer's compensation meets the Code's requirement for deductibility. At the Annual Meeting of Shareholders held in 1995 shareholders approved the "Chairman's Annual Performance Incentive Plan." The Company believes that amounts payable to the Chairman of the Board and Chief Executive Officer under that plan are deductible. A portion of the Chairman of the Board and Chief Executive Officer's compensation, however, will continue to be based on critical, subjective measures that may prohibit certain compensation from being deductible under the Code. The Committee strongly believes that its ability to evaluate the performance of the Chairman of the Board and Chief Executive Officer on vital subjective performance measures outweighs the Code's limitation on such deductibility.


                                       8.

         The foregoing Compensation Committee Report shall not be deemed incorporated by reference by any statement incorporating by reference this Proxy Statement, or any portion thereof, into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

G. Waddy Garrett
A.J. (Al) Giese
DeWalt J. Willard, Jr.
Ag-Chem Equipment Co., Inc. Compensation Committee

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         Robert L. Hoffman, a member of the Company's Board of Directors and its Secretary, is an attorney with, and a shareholder of, the law firm of Larkin, Hoffman, Daly & Lindgren, Ltd., which currently serves as legal counsel to the Company and served as legal counsel to the Company during the fiscal year ended September 30, 1999.

         The Company has transactions in the ordinary course of business with unaffiliated businesses of which certain of the Company's non-employee directors are officers and/or directors. The Company does not consider the amounts involved in such transactions material in relation to its business and believes that any such amounts are not material in relation to the business of such other businesses or the interests of the non-employee directors involved.


                                       9.

                          COMPARATIVE STOCK PERFORMANCE

         The following graph compares the cumulative total shareholder return, assuming $100 invested on September 30, 1994, as if such amount had been invested in each of: (i) the Company's Common Stock; (ii) the stocks comprising the Dow Jones Industrial Sector-Heavy Machinery; and (iii) the stocks included in the Dow Jones Industrial Average. The graph assumes the reinvestment of all dividends (the Company has never paid a dividend). Prices of the Company's Common Stock are based upon high closing bid prices in the Minneapolis-St. Paul local over-the-counter market as reported by: (i) Metro Data Company (for the period 10/1/92 through 4/21/95) and (ii) the Nasdaq National Market (for the period 4/24/95 through 9/30/98).

         The historical stock price performance of the Company's Common Stock shown below is not necessarily indicative of future performance. The graph below shall not be deemed incorporated by reference by any statement incorporating by reference this Proxy Statement, or any portion thereof, into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.


                              [PLOT POINTS CHART]

                             -----------------------------------------------------------
                               9/30/94   9/30/95   9/30/96   9/29/97   9/30/98   9/30/99
---------------------------- --------- --------- --------- --------- --------- ---------
Ag-Chem Equipment Co., Inc.     100.00    336.55    198.62    208.28    135.71    108.91
---------------------------- --------- --------- --------- --------- --------- ---------
Dow Jones Industrial Sector-
Heavy Machinery                 100.00    113.62    156.04    213.43    134.22    179.34
---------------------------- --------- --------- --------- --------- --------- ---------
Dow Jones Industrial Average    100.00    128.03    160.84    221.28    222.29    297.90
----------------------------------------------------------------------------------------


                                      10.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth, as of the close of business on January 6, 2000, the number of shares of Common Stock beneficially owned: (i) by each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock; (ii) by each director and director-nominee of the Company; and (iii) by all executive officers and directors of the Company as a group. Unless otherwise indicated, each of the following persons has sole voting and investment power with respect to the shares of Common Stock set forth opposite their respective names.

                                           Number of Shares Beneficially Owned
          Name and Address                --------------------------------------
        of Beneficial Owner                  Shares                    Percent
--------------------------------------    ------------              ------------

Alvin E. McQuinn                          5,678,998(1)                 59.21%

Donald D. Pottinger                             440                       *

John C. Retherford                           87,600(2)                    *

Mary M. Jetland                              47,100(3)                    *

Robert L. Hoffman                         5,458,498(4)                 56.91%

G. Waddy Garrett                             22,000(5)                    *

A.J. (Al) Giese                               3,300(6)                    *

DeWalt J. Willard, Jr.                       10,000                       *

All directors and executive               5,854,638                    61.04%
   officers as a group (eight persons)

--------------------------------------
*     Less than 1%.
(1) Includes 5,453,298 shares owned by the Alvin E. McQuinn Revocable Trust of which Mr. McQuinn is a co-trustee and 4,000 shares held by Mr. McQuinn as custodian for grandchildren.
(2) Includes 62,450 shares owned jointly with Mr. Retherford's spouse and 16,734 shares held of record by Mr. Retherford's minor children. Also includes 8,416 shares owned of record by two trusts of which Mr. Retherford is trustee, as to all of which shares Mr. Retherford disclaims beneficial ownership.
(3) Includes 24,500 shares held of record by Ms. Jetland's spouse and 100 shares held of record by Ms. Jetland's children, as to all of which Ms. Jetland disclaims beneficial ownership.
(4) Includes 5,453,298 shares owned by the Alvin E. McQuinn Revocable Trust of which Mr. Hoffman is a co-trustee, and 1,200 shares held by Mr. Hoffman's spouse.
(5) Includes 6,000 shares held of record by Mr. Garrett's spouse and 800 shares held of record by Mr. Garrett's children.
(6)   Includes 3,300 shares held jointly with Mr. Giese's spouse.


                                      11.

                              INDEPENDENT AUDITORS

                                  (PROPOSAL #2)

         The Board of Directors has appointed KPMG LLP to serve as the Company's independent certified public accountants for the fiscal year ending September 30, 2000, and to perform other accounting services. Representatives of KPMG LLP will be present at the Annual Meeting of Shareholders, with the opportunity to make a statement if they so desire and to respond to appropriate shareholder questions.

         The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy at the annual meeting and entitled to vote is required to ratify the appointment of KPMG LLP as the Company's independent certified public accountants.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFYING THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

                       SUBMISSION OF SHAREHOLDER PROPOSALS

         The rules of the Securities and Exchange Commission permit shareholders of the Company, after notice to the Company, to present proposals for shareholder action in the Company's Proxy Statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action, and are not properly omitted by Company action in accordance with the proxy rules published by the Securities and Exchange Commission. Proposals that shareholders may wish to present at the next Annual Meeting of Shareholders in 2001 must be received by the Company prior to October 5, 2000 to be included in the Proxy Statement and form of Proxy relating to that meeting.

                                 OTHER PROPOSALS

         The Board of Directors of the Company does not intend to present any business at the meeting other than the matters specifically set forth in this Proxy Statement and knows of no other business to come before the meeting. If, however, any other matters should properly come before the meeting, it is the intention of the persons named in the Proxy to vote the shares represented thereby in accordance with their best judgment on such matters.

                        COSTS AND METHOD OF SOLICITATIONS

         Solicitations of proxies will be made by preparing and mailing the Notice of Annual Meeting, form of Proxy and Proxy Statement to shareholders of record as of the close of business on January 6, 2000. The cost of making the solicitation includes the cost of preparing and mailing the Notice of Annual Meeting, form of Proxy and Proxy Statement, and the payment of charges incurred by brokerage houses and other custodians, nominees and fiduciaries for forwarding documents to shareholders. In certain instances, officers of the Company may make special solicitations of proxies either in person or by telephone. Expenses incurred in connection with special solicitations are expected to be nominal. The Company will bear all expenses incurred in connection with the solicitation of proxies for the annual meeting.


                                      12.

         It is important that your shares are represented and voted, whether or not you plan to attend the meeting. Accordingly, we respectfully request that you sign, date and mail the enclosed Proxy in the envelope provided as promptly as possible. Thank you.

                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       Robert L. Hoffman,
                                       SECRETARY
Date: February , 2000


                                      13.

AG-CHEM EQUIPMENT CO., INC.          [FRONT]                               PROXY
5720 SMETANA DRIVE
MINNETONKA, MINNESOTA 55343

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Alvin E. McQuinn and Robert L. Hoffman, and each of them with full power of substitution, Proxies to represent and vote, as designated below, all of the shares of the Common Stock of Ag-Chem Equipment Co., Inc., registered in the name of the undersigned as of the close of business on January 6, 2000, with the powers the undersigned would possess if personally present at the Annual Meeting of Shareholders to be held at the Company's offices, located at 5720 Smetana Drive, Minnetonka, Minnesota, at 3:00 p.m., local time, on March 6, 2000, and at any adjournment thereof, hereby revoking any proxy or proxies previously given.

1.   Election of directors:
        |_| FOR all nominees listed below      |_| WITHHOLD AUTHORITY
        (except as marked to the contrary      to vote for all nominees listed
        below)                                 below

     (To WITHHOLD authority to vote for any individual nominee, draw a line through the nominee's name below)

     ALVIN E. MCQUINN          DONALD D. POTTINGER           JOHN C. RETHERFORD
     MARY M. JETLAND           ROBERT L. HOFFMAN             G. WADDY GARRETT
     A. J. (AL) GIESE          DEWALT J. WILLARD, JR.

         (CONTINUED, AND TO BE COMPLETED AND SIGNED ON THE REVERSE SIDE)
--------------------------------------------------------------------------------
                         (CONTINUED FROM THE OTHER SIDE)
                                     [BACK]

2. Proposal to ratify the appointment of KPMG LLP as independent certified public accountants of the Company for the fiscal year ending September 30,
     2000:                      |_| FOR        |_| AGAINST        |_| ABSTAIN

3. In their discretion, the appointed Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

                                        Dated ____________________________, 2000


                                        ----------------------------------------
                                                     (Signature)


                                        ----------------------------------------
                                                 (Second signature)

                                        PLEASE DATE AND SIGN ABOVE exactly as
                                        your name appears at left, indicating
                                        where appropriate, official position or
                                        representative capacity.